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                                                EXHIBIT NO. 11

                                    Falcon Products, Inc. and Subsidiaries
                                    --------------------------------------
                                      COMPUTATION OF EARNINGS PER SHARE
                                                 (Unaudited)
                                                              Thirteen Weeks Ended         Twenty-Six Weeks Ended
                                                            ------------------------      ------------------------
                                                             5/3/97         4/27/96         5/3/97        4/27/96
                                                            ---------      ---------      ---------      ---------
Primary Earnings Per Share:
---------------------------

Average number of common shares outstanding                 9,703,162      9,597,466      9,724,382      9,560,065

Assumed exercise of options
   (treasury stock method)                                    207,264        237,120        199,713        216,308
                                                           ----------     ----------     ----------     ----------

Shares for primary computation                              9,910,426      9,834,586      9,924,095      9,776,373
                                                           ==========     ==========     ==========     ==========

Net earnings                                               $1,942,386     $2,126,986     $3,808,453     $3,749,980
                                                           ==========     ==========     ==========     ==========

Earnings per share                                         $      .20     $      .22     $      .38     $      .38
                                                           ==========     ==========     ==========     ==========


Fully Diluted Earnings Per Share:
---------------------------------

Average number of common shares outstanding                 9,705,832      9,635,339      9,731,182      9,649,041

Assumed exercise of options
   (treasury stock method)                                    207,264        267,162        199,713        267,162
                                                           ----------     ----------     ----------     ----------

Shares for fully-diluted computation                        9,913,096      9,902,501      9,930,895      9,916,203
                                                           ==========     ==========     ==========     ==========

Net earnings                                               $1,942,386     $2,126,986     $3,808,453     $3,749,980
                                                           ==========     ==========     ==========     ==========

Earnings per share                                         $      .20     $      .22     $      .38     $      .38
                                                           ==========     ==========     ==========     ==========
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